Exhibit 10.1

10 January 2022

Mark Watson

Inhibitor Therapeutics

Dear Mark

Loan Amendment

Mayne Pharma Ventures Pty Ltd (Mayne Pharma) is offering to amend the loan outlined in our letter signed 12 December 2020 (Loan) to provide a loan to Inhibitor Therapeutics, Inc. (INTI), as set out below.

Line Amount: The Facility Limit is increased by USD50,000 to USD281,000.

Availability: The USD50,000 increase in the Facility Limit is available for draw down from 1 February 2022 until 31 March 2022. The parties acknowledge that the following funds have already been drawn down under the facility:

•	USD55,000 paid on 22 December 2020

•	USD26,000 paid on 1 Feb 2021

•	USD75,000 paid on 19 March 2021, and

•	USD75,000 paid on 11 June 2021.

Maturity: 31 December 2022.

Payment Terms: A repayment free advance period until 31 March 2022 or such longer period as agreed by the parties in writing, with each advance against the Facility to be amortized over equal monthly payments of principal plus interest respectively from the end of the repayment free advance period until the date of maturity. Payments on the Facility shall be made in arrears in USD on the due date and in freely transferable same day funds.

Takedown Period: The final USD50,000 of the Facility will be available for drawdown until 31 March 2022. No draw will be less than USD25,000.

The rest of the Loan continues in full force and affect. This offer remains open for acceptance by INTI by signing a copy and returning it by email to generalcounsel@maynepharma.com before 31 January 2022, unless withdrawn or amended earlier by written notice to INTI by Mayne Pharma.

Yours sincerely

/s/ Kate Hall

Kate Hall

Executive Vice President and General Counsel

kate.hall@maynepharma.com

Accepted and agreed to by Inhibitor Therapeutics, Inc. by an authorised officer

/s/ Mark Watson
Signature

Mark Watson
Name

1/13/22
Date

Mayne Pharma Ventures Pty Ltd ACN 168 896 357 www.maynepharma.com	T +61 3 8614 7777 F +61 3 9614 7022 Level 1, 99 King Street, Melbourne Vic 3000 Australia